UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2012

EMPLOYERS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10375 Professional Circle Reno, Nevada	89521
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2012, Employers Holdings, Inc. (the “Company”) entered into an employment agreement (the “New Employment Agreement”) with Douglas D. Dirks, Chief Executive Officer of the Company, which agreement became effective as of that date. The New Employment Agreement replaces and supersedes Mr. Dirks’ current employment agreement, which was entered into on December 17, 2008 and was effective as of January 1, 2009 (the “Superseded Employment Agreement”). The New Employment Agreement is substantially similar to the Superseded Employment Agreement, with the following major differences:

•

The Superseded Employment Agreement provided that if Mr. Dirks became subject to a golden parachute excise tax imposed pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), in connection with a change in control of the Company, then he would have been entitled to a payment in the amount necessary to place him in the same after-tax financial position that he would have been in had he not been subject to this excise tax. This gross-up has been eliminated from the New Employment Agreement and has been replaced with a provision that would reduce Mr. Dirks’ change in control related severance payments and benefits to the extent necessary so that no amount would be subject to such excise tax if he would be better off on an after-tax basis with such payments and benefits so reduced.

•

The Superseded Employment Agreement initially had a four-year term and thereafter would automatically renew for successive two-year terms unless it was terminated prior to the beginning of any successive term. The New Employment Agreement will automatically terminate on December 31, 2014, unless the Company renews it prior to its expiration, in which case such renewal shall be for a successive two-year term.

•

The New Employment Agreement eliminates certain noncompetition payments that would have become payable to Mr. Dirks under the Superseded Employment Agreement under certain circumstances. These noncompetition payments would have been equal to two times Mr. Dirks’ base salary payable in bi-weekly installments for 24 months following his termination of employment.

•

The base salary component of the severance benefit that would have become payable to Mr. Dirks in connection with certain termination events not related to a change in control of the Company has been increased from 24 months of continuation of base salary (in the Superseded Employment Agreement) to 36 months of continuation of base salary (in the New Employment Agreement).

•

The New Employment Agreement provides Mr. Dirks with a maximum of five annual long-term incentive grants in addition to (and not in lieu of) the equity awards generally made by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) to Company executives, including Mr. Dirks. Specifically, Mr. Dirks will be entitled to a grant of restricted stock units (“RSUs”) with a value equal to approximately $150,000 on up to five occasions during the term of the New Employment Agreement (including any renewals thereof). The first such grant will occur during the first open trading window that coincides with or follows the effective date of the New

Employment Agreement and the remaining grants will be made on the date that equity awards are generally made by the Compensation Committee to Company executives, including Mr. Dirks. The Superseded Employment Agreement did not provide for such grants.

•

The noncompetition provisions in the New Employment Agreement will apply to Mr. Dirks in the event of his termination of employment by reason of disability, which was not the case pursuant to the Superseded Employment Agreement.

•

The Superseded Employment Agreement provided Mr. Dirks with certain enumerated perquisites and required the Company to provide Mr. Dirks with the perquisites generally available to similarly situated officers of the Company. The New Employment Agreement entitles Mr. Dirks only to those benefits and perquisites that the Company from time to time determines to offer.

The following description summarizes the New Employment Agreement but does not purport to be complete. It is qualified in its entirety by reference to the full text of the New Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Summary of Mr. Dirks’ Employment Agreement

The term of the New Employment Agreement will commence on May 10, 2012, and will continue until December 31, 2014, and thereafter will terminate unless the Company gives written notice to Mr. Dirks no later than six months prior to the expiration of the initial term or any successive term, as applicable, of its intent to renew the New Employment Agreement for an additional two-year period.

During the term of the New Employment Agreement, Mr. Dirks will receive an annual base salary of $785,000, subject to review and adjustment. He will also be entitled to an annual incentive during the term of the New Employment Agreement based on his and the Company’s performance, as determined in the sole discretion of the Board or a committee thereof, but his minimum annual incentive target percentage will be not less than 80% of his base salary. Furthermore, he will be entitled to those benefits and perquisites that the Company from time to time determines to offer.

The New Employment Agreement provides Mr. Dirks with a maximum of five annual long-term incentive grants in addition to (and not in lieu of) the equity awards generally made by the Compensation Committee to Company executives, including Mr. Dirks. Specifically, Mr. Dirks will be entitled to a grant of RSUs with a value equal to approximately $150,000 on up to five occasions during the term of the New Employment Agreement (including any renewals thereof). The RSUs will be subject to such other terms and conditions (including vesting and treatment upon the occurrence of various termination events) as are set forth in the form of RSU agreement approved as of the date of grant by the Compensation Committee for purposes of granting RSUs to Company executives. The first such grant will occur during the first open trading window that coincides with or follows the effective date of the New Employment Agreement and the remaining grants will be made on the date that equity awards are generally made by the Compensation Committee to Company executives, including Mr. Dirks.

If, during the term of the New Employment Agreement, Mr. Dirks terminates his employment for good reason or his employment is terminated for any reason other than (1) death, (2) disability or (3) by the Company for cause, in each case, other than either during (a) the 24-month period following a change in control of the Company or (b) the six-month period prior to, but in connection with, a change in control of the Company, then Mr. Dirks will receive (i) a severance payment equal to three times his base salary payable in bi-weekly installments for 36 months, and (ii) continued medical, dental and vision insurance coverage for 18 months following his termination date.

If, during the term of the New Employment Agreement, Mr. Dirks terminates his employment for good reason or his employment is terminated for any reason other than (1) death, (2) disability or (3) by the Company for cause, in each case, either during (a) the 24-month following a change in control of the Company or (b) the six-month period prior to, but in connection with, a change in control of the Company, then Mr. Dirks will receive (i) a lump sum cash payment equal to three times the sum of (A) his base salary and (B) the average of the annual bonus amounts earned by Mr. Dirks for the three years preceding the year in which the change in control occurs, and (ii) continued medical, dental and vision insurance coverage for 18 months following the termination date. In addition, if Mr. Dirks will be subject to a golden parachute excise tax imposed pursuant to Section 4999 of the Code, then Mr. Dirks’ payments and benefits will be reduced to the extent necessary so that no amount would be subject to such excise tax if Mr. Dirks is better off on an after-tax basis with such payments and benefits so reduced.

In exchange for the severance compensation and the other benefits provided, if during the term of his New Employment Agreement Mr. Dirks’ employment is terminated by either Mr. Dirks or the Company for any reason other than his death, then, in addition to other restrictive covenants, Mr. Dirks will be subject to certain non-competition and non-solicitation restrictions for 24 months after the termination date. Additionally, Mr. Dirks will be required to sign a global release of liability.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

10.1	Employment Agreement by and between Employers Holdings, Inc. and Douglas D. Dirks, dated May 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Dated: May 11, 2012

Exhibit Index

Exhibit No.	Exhibit

10.1	Employment Agreement by and between Employers Holdings, Inc. and Douglas D. Dirks, dated May 10, 2012.